Exhibit 10.5

CONSENT, LIMITED WAIVER AND AMENDMENT NO. 4 TO THE CREDIT AGREEMENT

THIS CONSENT, LIMITED WAIVER AND AMENDMENT NO. 4 TO THE CREDIT AGREEMENT, dated as of August     , 2007 (this “Agreement”), is made by and among BOWIE RESOURCES, LLC, a Delaware limited liability company (the “Borrower”); COLORADO HOLDING COMPANY, INC., a Delaware corporation (“CHC”); BOWIE RESOURCES MANAGEMENT PARTNER, LLC, a Nevada limited liability company (“BRMP” and together with the Borrower and CHC, collectively the “Loan Parties”); and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (the “Agent”) for the lenders (the “Lenders”) party from time to time to the Credit Agreement described below and, for itself, as a Lender.  Capitalized terms used in this Agreement and not otherwise defined herein have the same meanings as set forth in the Credit Agreement, as amended hereby.

W I T N E S S E T H:

WHEREAS, the Loan Parties, the other Credit Parties signatory thereto from time to time, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of December 20, 2006 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”) pursuant to which the Lenders made certain loans and certain other extensions of credit to the Borrower;

WHEREAS, the Borrower and W2 Holdings LLC, a Delaware limited liability company and an Affiliate of the Borrower, wish to enter into those certain contracts listed on Exhibit A attached hereto (in the respective forms attached to Exhibit A, with such modifications, prior to the execution and delivery thereof to which the Agent may consent, the “Synfuel Contracts”);

WHEREAS, Section 6.4 of the Credit Agreement, in its current form, prohibits the Borrower from entering into the Synfuel Contracts;

WHEREAS, the Borrower has requested that the Agent and Lenders grant their respective consent to an amendment to Section 6.4 of the Credit Agreement to permit the execution and delivery by the Borrower of the Synfuels Contracts (the “Consent”);

WHEREAS, Section 6.10 of the Credit Agreement requires the Borrower to meet certain Financial Covenants, as set forth in Annex E to the Credit Agreement;

WHEREAS, the Borrower has breached Section 6.10 of the Credit Agreement, in respect of the Maximum Leverage Ratio set forth in Annex E to the Credit Agreement, for the Fiscal Quarter ended June 30, 2007 (the “Leverage Ration Default”);

WHEREAS, the Credit Parties have requested that the Agent and the Borrowers waive the Leverage Ratio Default (the “Waiver”);

WHEREAS, the Agent and the Lenders are willing to (i) grant their respective consents to an amendment to Section 6.4 of the Credit Agreement to permit the execution and delivery by the Borrower of the Synfuel Contracts, (ii) grant the Waiver and (iii) amend the Credit Agreement as set forth herein, in each case, in the manner, and subject to the terms and conditions set forth herein; and

                NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Consent.  Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of the Credit Parties set forth herein, the Agent and the Lenders hereby acknowledge and consent to the execution and delivery by the Borrower of the Synfuel Contracts in the form attached hereto as part of Exhibit A, with such modifications thereto, prior to the execution and delivery thereof, as may be consented to by the Agent.

Section 2.  Limited Waiver.  Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of the Credit Parties set forth herein, the Agent and the Lenders hereby waive the Leverage Ratio Default.

Section 3.  Amendments.   The Credit Agreement is hereby amended as follows:

(a)  Section 6.4 of the Credit Agreement is amended by adding thereto, immediately following the heading thereof and prior to subsection (a) thereof, the following phrase, which shall be deemed to modify each subsection of such Section 6.4:

“Except for the Synfuel Contracts,”

(b)  Annex A to the Credit Agreement is amended by adding thereto, in the proper alphabetical order, the following additional defined terms:

(i)        “Fourth Amendment” shall mean that certain Consent, Limited Waiver and Amendment No. 4 to the Credit Agreement, dated as of August     , 2007, by and among Agent, Lender and the Loan Parties.

(ii)     “Synfuel Contracts” means and refers to the “Synfuel Contracts” as defined in the Fourth Amendment.

Section 4.  Conditions Precedent.  This Agreement shall not become effective until the date (the “Effective Date”) on which the Agent has received each and all of the following:

(a)  counterparts of this Agreement, duly executed and delivered on behalf of Bowie, CHC, BRMP and the Requisite Lenders; and

(b)  copies of the Synfuels Contracts, as executed and delivered, in such respective forms as are within the meaning of “Synfuels Contracts” as set forth in this Agreement.

Section 5.  Representations and Warranties.  To induce the Agent and the Lenders to enter into this Agreement, each Loan Party hereby represents and warrants that as of the date hereof:

(a)  all representations and warranties made under the Credit Agreement and the other Loan Documents, to the extent applicable to such Loan Party, shall be deemed to be made, and shall be true and correct in all respects, at and as of the Effective Date except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all respects as of such earlier date, or previously fulfilled in accordance with the terms hereof;

(b)  the key man insurance required pursuant to Section 5.4(c)(vii) and Section 5.22 of the Credit Agreement has been obtained as of the Effective Date, in accordance with the requirements of the Credit Agreement, as modified by that certain Waiver No. 4 to Credit Agreement, dated as of June 14, 2007;

(c)  there exists no Default or Event of Default under the Credit Agreement or any of the Loan Documents;

(d)  the execution and delivery by the Loan Parties of this Agreement, (i) are within the powers of the Loan Parties, as applicable, (ii) have been duly authorized by all necessary action on the part of the Loan Parties, as applicable, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or operating agreement or other organizational documents of the Loan Parties, as applicable, or (B) any agreement, judgment, injunction, order, decree or other instrument binding upon the Loan Parties or any of their respective Subsidiaries; and

(e)  this Agreement has been duly executed and delivered by the duly authorized officers of each Loan Party, and this Agreement and the Credit Agreement are the legal, valid and binding obligation of each Loan Party enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.

All representations and warranties made under this Agreement shall survive, and not be waived by, the execution of this Agreement by the Lenders and the Agent, any investigation or inquiry by any Lender or the Agent, or the making of any loans under the Credit Agreement.

Section 6.  Acknowledgment and Reaffirmation.  The Loan Parties hereby reaffirm and ratify in all respects, as of the Effective Date, the covenants and agreements contained in each Loan Document to which it is a party.  The Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect in accordance with their respective terms and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties to the Lenders and the Agent, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.  This Agreement shall not be construed to (i) impair the validity, perfection or priority of any lien or security interests securing the Obligations; (ii) waive or impair any rights, powers or remedies of the Agent or the Lenders under the Credit Agreement and the other Loan Documents; (iii) constitute an agreement by the Agent or the Lenders or require the Agent or the Lenders to extend the time for payment of any of the Obligations; or (iv) constitute a waiver of any right of the Agent or the Lenders to insist on strict compliance by the Credit Parties with each and every term, condition and covenant of this Agreement and the other Loan Documents in accordance therewith.

Section 7.  Course of Dealing, Etc.  Each Loan Party hereby acknowledges and agrees that the execution, delivery and performance of this Agreement by the Agent and the Lenders do not and shall not create (nor shall the Loan Parties rely upon the existence of or claim or assert that there exists) any obligation of the Agent or the Lenders to consider or agree to any other amendment of or consent with respect to, any of the Loan Documents, or any other instrument or agreement to which the Agent or any Lender is a party (collectively, a “Modification or Waiver”), and in the event that the Agent or any of the Lenders subsequently agree to consider any requested Modification or Waiver, neither the existence of this Agreement nor any other conduct of the Agent or any of the Lenders related hereto, shall be of any force or effect on the Agent’s or any of the Lenders’ consideration or decision with respect to any such requested Modification or Waiver, and the Agent and the Lenders shall not have any obligation whatsoever to consider or agree to any such Modification or Waiver.

Section 8.  Miscellaneous.

(a)  Material Contract.  Each Loan Party hereby acknowledges and agrees that the Synfuels Contracts are “Material Contracts” as such term is defined in the Credit Agreement.

(b)  Loan Document Pursuant to Credit Agreement.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

(c)  Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(e)  Lenders.  The Agent acknowledges and agrees that its execution of this Agreement as Agent and as a Lender constitutes the approval and consent of the Agent and the Requisite Lenders to the transactions herein described.

(f)  Relationship of the Parties.  The relationship of the Loan Parties and the Agent has been and shall continue to be, at all times, that of debtors and creditors and not as joint venturers or partners.  Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith or in the Credit Agreement or any other Loan Document shall be deemed or construed to create a fiduciary relationship between or among the parties.

(g)  Further Actions; Successors and Assigns.  Each of the Loan Parties agrees to take any further action that the Lenders or the Agent shall reasonably request from time to time in connection herewith to evidence the agreements set forth herein.  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

[signature pages follow]

IN WITNESS WHEREOF, the signatories hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

BOWIE RESOURCES, LLC

By:	/s/ Scott Dyer
Name:	Scott Dyer
Title:	Chief Financial Officer

COLORADO HOLDING COMPANY, INC.

By:	/s/ Stephen Addington
Name:	Stephen Addington
Title:	President

BOWIE RESOURCES MANAGEMENT PARTNER, LLC

By:	/s/ Keith H. Sieber
Name:	Keith Sieber
Title:	President

[Signature Page to Consent, Limited Waiver and Amendment No. 4 To The Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ Matthew A. Toth, III
Name:	Matthew A. Toth, III
Title:	Authorized Signatory

[Signature Page to Consent, Limited Waiver and Amendment No. 4 To The Credit Agreement]

EXHIBIT A

SYNFUEL CONTRACTS

(in the respective forms attached)

1.   Security Agreement between W2 Holdings LLC and Bowie Resources, LLC, dated as of June 1, 2007.

2.   Guarantee of Lehman Brothers Holdings Inc., dated as of August 7, 2007.

3.  Guarantee of Loyola Synfuels, LLC and Sentinel Energy, LLC, dated as of June 1, 2007.

4.   Letter of Amendment between Bowie Resources, LLC and Tennessee Valley Authority, dated as of June 1, 2007.

5.   First Amendment to Letter Agreement between Bowie Resources, LLC and W2 Holdings LLC, dated as of June 1, 2007.

6.   First Amendment to Site Lease and Services Agreement (with Easements) between Bowie Resources, LLC and W2 Holdings LLC, dated as of June 1, 2007.

7.   First Amendment to Feedstock Supply Agreement between Bowie Resources, LLC and W2 Holdings LLC, dated as of June 1, 2007.

8.   Security Deposit, Disbursement and Control Agreement by and among W2 Holdings LLC, Bowie Resources, LLC and Branch Banking and Trust Company, dated as of June 1, 2007.

[Exhibit A to Consent, Limited Waiver and Amendment No. 4 To The Credit Agreement]